UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2014

PRAXSYN CORPORATION

(Exact name of Registrant as specified in its charter)

Illinois	333-130446	20-3191557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18011 Sky Park Circle, Suite N, Irvine, CA 92614
(Address of principal executive offices, including zip code)

(949) 777-6112
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2014, by the majority written consent of the shareholders entitled to vote (the “Consent”) of Praxsyn Corporation, an Illinois corporation (the “Corporation”), the shareholders resolved for Edward Kurtz (Chairman of the Board), John Garbino, Evon Midei, Johnathan Renkas, M.D., and Kelly Reynolds to serve as members of the board of directors until their successors are duly elected and qualified, or unless sooner displaced. Daniel Wiesel and Alysa Binder shall not remain as members of the board of directors.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Pursuant to the Consent, the shareholders also resolved for the Corporation to change its domicile from the state of Illinois to the state of Nevada. The Corporation has submitted its Company-Related Action Notification Form to the Financial Industry Regulatory Authority (“FINRA”), and is in the process of submitting other documentation to the state of Illinois and the state of Nevada to effect the change of domicile.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

By:	/s/ Edward Kurtz
Edward Kurtz, Chief Executive Officer

Dated: November 4, 2014